Exhibit 99.1

Exhibit 99.1

Premcor

Safe Harbor Statement

Statements contained in this presentation that state the company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual reports on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

A

Market Indicators

Jan 1, 2003

Through April 26, 2004

March 31, 2004

Gulf Coast 2:1:1 $ 4.37 $ 6.64

Chicago 3:2:1 $ 6.50 $ 10.91

NYH RFG 3:2:1 $ 6.52 $ 9.02

Maya / WTI $ 7.36 $ 8.54

Mars / WTI $ 3.82 $ 5.01

WTI $ 31.95 $ 36.91

Natural Gas $ 5.52 $ 5.87

Source: Platts and Bloomberg

B

Standalone Total Throughputs (kbpd)

Optimal 2004

Throughput Estimated

Run Rates Throughput

Port Arthur 245 229

Lima 150 137

Memphis 167 163

Delaware City 190 180

Total 752 709 (1)

Utilization 100% 94%

Note: Throughput includes intermediates and other feedstocks. Premcor runs its refineries on the principal of maximizing profit and not crude throughput.

(1) Total with only 8 months of Delaware City equals 689 kbpd.

C

Premcor—2004 Estimated at 15 Month Price Set

For the Year Ended

($            millions, unless otherwise stated) December 31, 2004

Realized gross margin ($/bbl) $ 6.37

Operating expenses 2.64

Net margin $ 3.73

Throughput (kbpd) 689

Operating contribution $ 940

General & administrative expenses & other (95)

Depreciation & amortization (135)

Net interest expense (130)

Non-cash stock option expense (20)

Pretax income $ 560

Net income 353

Shares outstanding (in millions) 86

EPS (fully diluted) (1) $ 4.11

(1) Excludes restructuring charges and loss from discontinued operations as numbers are not indicative of core operating performance. Including special items EPS equals $4.07

D

Premcor 2004 Estimated Sensitivity For Key Market Indicators

($            millions, unless otherwise specified)

Annual $1 Change Impact on

Market Indicator Volume Pre-tax After-tax EPS

(MMB)

Natural Gas (mmbtus) 34 $ 34 $ 21 $ 0.25

Maya/WTI Differential 67 $ 67 $ 42 $ 0.49

WTS/WTI Differential 19 $ 19 $ 12 $ 0.14

Mars/WTI Differential 44 $ 44 $ 28 $ 0.32

GC 2/1/1 (PA & Memphis) 143 $ 143 $ 90 $ 1.05

Chicago 3/2/1 (Lima) 50 $ 50 $ 32 $ 0.37

NYH RFG 3/2/1 (Del City) 44 $ 44 $ 28 $ 0.32

Assumptions:

2004 budgeted crude throughput assumptions:

Ave. 2004 Total 2004 Maya/WTI(1) WTS/WTI(2) Mars/WTI

Crude Rate Throughput Throughput Throughput Throughput

(MBPD) (in millions of barrels)

Port Arthur 229 84 67 17 -

Lima 137 50 - 3 -

Memphis 163 60 - - -

Delaware City for 8 months 175 43 - - 43

704 236 67 19 43

(1) Represents 80% of Port Arthur’s 2004 budgeted crude throughput.

(2) Repressents 20% of Port Arthur’s 2004 budgeted crude throughput and 5% of Lima’s 2004 budgeted crude throughput.

Effective tax rate = 37%

Fully-diluted shares outstanding = 86.1 million

E

Premcor’s Growth Trajectory

134

2002

183

2003

238

2004

271

2005

294

2006

Annual Production

2003: Memphis Refinery acquisition (10 months)

2004: Delaware City Refinery acquisition (8 months)

2005: Delaware City (12 months)

2006: Port Arthur Refinery expansion (Q1 startup)